Rule 424 (b) (3)
Registration No. 333-109310
CUSIP #: 63743HDW9

TRADE DATE: 12/5/2003
SETTLEMENT DATE: 12/12/2003
PRICING SUPPLEMENT NO. 3304 DATED December 5, 2003
TO PROSPECTUS SUPPLEMENTAL DATED October 23, 2003
AND BASE PROSPECTUS DATED October 17, 2003

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

Medium-Term Notes, Series C
With Maturities of Nine Months or More from Date of Issue

Floating Rate Notes

Principal Amount:	$200,000,000.00
Issue Price:	100% of Principal Amount
Original Issue Date:	12/12/2003
Maturity Date:	12/12/2005
Initial Interest Rate:	Determined as described below
Base Rate:	LIBOR Telerate
Spread:	Plus 15 basis points
Index Maturity:	3 months
Interest Payment Dates:	On the 12th of each March, June, September and December, commencing March 12, 2004
Reset Period:	Quarterly
Interest Reset Dates:	On the 12th of each March, June, September and December, commencing December 12, 2003
Redemption Date:	None
Agent's Discount or Commission:	0.150%
Agent(s):	Banc of America Securities LLC ($150,000,000)
J.P. Morgan Securities Inc. ($50,000,000)
Capacity:	Agent
Form of Note:
(Book-Entry or Certificated)	Book-Entry
Other Terms:	None

Medium-Term Notes, Series C may be issued by CFC in an aggregate principal amount of up to $22,435,508,000 and, to date, including this offering, an aggregate of $17,635,699,000 Series C have been issued.